UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013 (June 4, 2013)

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On June 7, 2013, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into an Indenture (the “Indenture”), the form of which was filed as Exhibit 4.16 to NASDAQ OMX’s Registration Statement on Form S-3ASR (No. 333-186155) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2013.

Supplemental Indenture

On June 7, 2013, NASDAQ OMX, the Trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and transfer agent, entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture. The Supplemental Indenture relates to NASDAQ OMX’s 3.875% Senior Notes due 2021 (the “Senior Notes”). On June 7, 2013, NASDAQ OMX issued and sold €600 million aggregate principal amount of the Senior Notes in a public offering pursuant to the Registration Statement. The Supplemental Indenture includes forms of the Senior Notes.

The Senior Notes will pay interest annually at a rate of 3.875% per annum until June 7, 2021. NASDAQ OMX intends to use the net proceeds from the offering, together with cash on hand and/or borrowings under the revolving portion of its senior credit facility, to fund the consideration for the previously announced acquisition of the eSpeed platform and related expenses and for general corporate purposes, which may include the repayment of indebtedness.

Underwriting Agreement

On June 4, 2013, NASDAQ OMX entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters listed on Schedule I thereto, Mizuho International plc and Skandinaviska Enskilda Banken AB (publ), relating to the sale by NASDAQ OMX of €600 million aggregate principal amount of Senior Notes.

The underwriters or their affiliates have provided investment or commercial banking services to NASDAQ OMX or its affiliates in the past and may do so in the future.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Indenture is filed herewith as Exhibit 4.1 and the Supplemental Indenture is filed herewith as Exhibit 4.2. The descriptions of the Underwriting Agreement, the Indenture and the Supplemental Indenture herein are qualified by reference thereto.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 7, 2013, NASDAQ OMX notified Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), Bank of America, N.A. (“BofA”), Deutsche Bank AG Cayman Islands Branch (“DB Cayman”), Deutsche Bank Securities Inc. (“DB”), Mizuho Corporate Bank, Ltd. (“Mizuho”) and Skandinaviska Enskilda Banken AB (publ) (“SEB” and, together with BAML, BofA, DB Cayman, DB and Mizuho, the “Commitment Parties”) of its election to terminate in full all commitments under the commitment letter, dated April 1, 2013 (the “Bridge Facility Commitment Letter”), among NASDAQ OMX and the Commitment Parties, pursuant to which the Commitment Parties had agreed to provide up to $800 million of senior unsecured bridge loans (the “Bridge Facility”) for the purpose of financing all or a portion of the cash consideration payable by NASDAQ OMX for the previously announced eSpeed acquisition and related transaction expenses. As a result of the proceeds raised from the offering of Senior Notes, NASDAQ OMX was not required to draw on the Bridge Facility and the Commitment Parties made no loans available to NASDAQ OMX in connection with the Bridge Facility Commitment Letter prior to its termination.

The Commitment Parties or their affiliates have provided investment or commercial banking services to NASDAQ OMX or its affiliates in the past and may do so in the future.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 7, 2013, NASDAQ OMX issued a press release announcing the closing of its €600 million public offering of Senior Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 4, 2013, among The NASDAQ OMX Group, Inc. and Deutsche Bank AG, London Branch and Merrill Lynch International as representatives of the several Underwriters listed on Schedule I thereto, Mizuho International plc and Skandinaviska Enskilda Banken AB (publ).

4.1	Indenture, dated as of June 7, 2013, between The NASDAQ OMX Group, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of June 7, 2013, among The NASDAQ OMX Group, Inc., Wells Fargo Bank, National Association, as Trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and transfer agent.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release dated June 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

Dated: June 10, 2013	By:	/s/ Edward S. Knight
Name: Edward S. Knight
Title: Executive Vice President and General Counsel

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